HEI Exhibit 10.13
HAWAIIAN ELECTRIC INDUSTRIES, INC.
2011 NONEMPLOYEE DIRECTOR STOCK PLAN
(As Amended Effective October 31, 2019)

1.	Purposes of the Plan
The purposes of this Hawaiian Electric Industries, Inc. 2011 Nonemployee Director Stock Plan (the “Plan”) are to advance the interests of Hawaiian Electric Industries, Inc. (the “Company”) and its shareholders by aligning the personal interests of members of the Board of Directors of the Company and members of the boards of directors of its principal subsidiaries who are not employees with the interests of the Company and its shareholders. Accordingly, the Plan provides participating nonemployee directors with incentives to improve the Company’s performance by increasing the level of Common Stock of the Company owned by such nonemployee directors. In addition, the Plan assists them in meeting the Company’s stock ownership guidelines through the issuance of Common Stock under the Plan as part of their compensation.

2.	Definitions
When used herein, the following terms shall have the respective meanings set forth below:
(a)“Annual Meeting of Shareholders” means the annual meeting of shareholders of the Company at which directors of the Company are elected.

(b)“Annual Meeting Date” means, in respect of any year, the date on which the Annual Meeting of Shareholders is scheduled to occur or, if not yet scheduled, the anniversary date of the preceding year’s Annual Meeting of Shareholders.

(c)“Board” means the Board of Directors of the Company.

(d)“Committee” means the Compensation Committee of the Board, or subcommittee thereof, or such other committee appointed from time to time by the Board to administer the Plan in accordance with Section 4(a) hereof, which Committee shall consist of two or more “nonemployee directors” (as defined under Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934).

(e)“Common Stock” means the common stock, without par value, of the Company.

(f)“Company” means Hawaiian Electric Industries, Inc., a Hawaii corporation, and any successor corporation.

(g)“Employee” means any officer or employee of the Company or any of its direct or indirect subsidiaries or affiliates (whether or not such subsidiary or affiliate participates in the Plan).

(h)“Fair Market Value” means, as of any given date: (i) the closing sale price of a share of Common Stock on such date on the national securities and exchange on which the Company’s equity securities are principally listed or traded, or, if on such date no trade was conducted, the most recent preceding date on which there was such a trade; (ii) if the shares of Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such Common Stock in such market; or (iii) the fair market value of a share of Common Stock as otherwise determined by the Committee in the good faith exercise of its discretion.

(i)“Grant Date” means (i) June 30 of each year except that if June 30 falls on a day that is not a business day in Honolulu, Hawaii, then the Grant Date shall be the next preceding business day, (ii) in the case of a person who is neither a Nonemployee Company Director or Nonemployee Participating Company Director and then first becomes either or both a Nonemployee Company Director or Nonemployee Participating Company Director after June 30 and before the next following Annual Meeting Date, the date on which such person’s service as such a director commences (or, if that day is not a business day in Honolulu, Hawaii, the next preceding business day), and (iii) in the case of a person who on June 30 is solely a Nonemployee Participating Company Director and then after June 30 becomes also (or instead) a Nonemployee Company Director, the date on which such person’s service as Nonemployee Company Director commences or, where that date is from July 1, 2019 through October 31, 2019 inclusive, October 31, 2019 (and, in each case, if that day is not a business day in Honolulu, Hawaii, the next preceding business day).

(j)“Nonemployee Company Director” means any person who is elected or appointed to the Board of Directors of the Company and who is not an employee.

(k)“Nonemployee Participating Company Director” means any person who is elected or appointed to the Board of Directors of any one or more Participating Companies and who is not an Employee.

(l)“Participant” means any Nonemployee Company Director or Nonemployee Participating Company Director.

(m)“Participating Company” means any direct or indirect subsidiary or affiliate of the Company whose participation in the Plan has been approved by the Board.

(n)“Plan” means this 2011 Nonemployee Director Stock Plan, as it may be amended from time to time.

(o)“Stock Payment” means a grant under the Plan of shares of Common Stock to a Nonemployee Company Director or a Nonemployee Participating Company Director rather than cash as compensation for services rendered as a director of the Company or a Participating Company, as provided in Section 6 hereof.

3.	Shares of Common Stock Subject to the Plan
Subject to adjustment as provided in Section 8 below, a total of 346,607 shares of Common Stock shall be reserved and available for issuance pursuant to grants under the Plan on or after the date of the 2019 Annual Meeting of Shareholders, less one (1) share for every one (1) share, if any, granted under the Plan after December 31, 2018 and prior to the date of such Annual Meeting of Shareholders. The Common Stock to be issued under the Plan may, in whole or in part, be authorized but unissued shares of Common Stock of the Company or shares that may be reacquired by the Company in the open market, in private transactions or otherwise.

4.	Administration of the Plan

(a)The Plan will be administered by the Committee. The Company shall pay all costs of administration of the Plan.

(b)Subject to the express provisions of the Plan, the Committee has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its functions under the Plan. Without limiting the generality of the foregoing, the Committee shall have full power and authority (i) to determine all questions of fact that may arise under the Plan, (ii) to interpret the Plan and to make all other determinations necessary or advisable for the administration of the Plan, and (iii) to prescribe, amend, and rescind rules and regulations relating to the Plan, including, without limitation, any rules which the Committee determines are necessary or appropriate to ensure that the Company, each Participating Company and the Plan will be able to comply with all applicable provisions of any federal, state or local law, including securities laws and laws relating to the withholding of tax. All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all parties. Any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote at a meeting of the Committee (at which members may participate by telephone) or by the unanimous written consent of its members.

(c)Neither the Company, nor any Participating Company, nor any representatives, employees or agents of the Company or any Participating Company, nor any member of the Board or the Committee or any designee thereof will be liable for any damages resulting from any action or determination made by the Board or the Committee with respect to the Plan or any transaction arising under the Plan or any omission in connection with the Plan in the absence of willful misconduct or gross negligence.

5.	Participation in the Plan

(a)All Nonemployee Company Directors and Nonemployee Participating Company Directors shall participate in the Plan, subject to the conditions and limitations of the Plan, so long as they shall be a nonemployee director of the Company or a Participating Company on an applicable Grant Date.
(b)Nonemployee Company Directors and Nonemployee Participating Company Directors shall be eligible for Stock Payments pursuant to the terms of Section 6 of the Plan.

6.	Determination of Nonemployee Directors’ Stock Payments

(a)Each Nonemployee Company Director and each Nonemployee Participating Company Director who serves in that capacity on a Grant Date shall receive, in addition to any annual retainer and other amounts that may be payable to such Nonemployee Company Director or Nonemployee Participating Company Director, a Stock Payment; provided, however, that, except in the circumstances described in Section 2(i)(iii) above, no Participant shall be entitled to receive more than one Stock Payment in any year.

(b)Stock Payments may be designated in either dollar value or in a number of shares of Common Stock. The number of shares to be issued to each Participant as a Stock Payment if the Stock Payment is designated by dollar value shall be determined by dividing the Fair Market Value of the Common Stock on the applicable Grant Date into the applicable dollar value of the Stock Payment, provided that no fractional shares shall be issued (cash shall be paid in lieu thereof).

(c)For Nonemployee Company Directors and Nonemployee Participating Company Directors serving in that capacity on an applicable Grant Date, the Stock Payment shall be designated in dollar value as follows: (i) for directors serving on June 30, $100,000 for a person serving as a Nonemployee Company Director (or as both a Nonemployee Company Director and a Nonemployee Participating Company Director) and $55,000 for a person serving solely as a Nonemployee Participating Company Director; (ii) for directors described in Section 2(i)(ii) above, the applicable amount described in the foregoing clause (i) multiplied by a fraction, the numerator of which is the number of days from and including the date on which such Participant’s new service as a director commences through but not including the next Annual Meeting Date and the denominator of which is 365, and (iii) for directors described in Section 2(i)(iii) above, $45,000 multiplied by a fraction, the numerator of which is a number of days from and including the date on which such Participant becomes a Nonemployee Company Director through but not including the next Annual Meeting Date and the denominator of which is 365 plus, where the Grant Date is October 31, 2019, an additional cash amount equal to the aggregate cash dividends, without interest, that would have been paid on the Common Stock underlying such Stock Payment had the Participant held such Common Stock on August 22, 2019 if the Participant had then already commenced service as a Nonemployee Company Director.

(d)The amount of the Stock Payment, and whether it is expressed as a dollar value or in number of shares, may be changed in the discretion and upon recommendation of the Committee and approval by the Board, but shall not be changed more than once between any two Annual Meetings of Shareholders.

(e)No Nonemployee Company Director or Nonemployee Participating Company Director shall be required to forfeit or otherwise return to the Company any shares of Common Stock issued to him or her as a Stock Payment pursuant to the Plan notwithstanding any change in status of such director which renders him or her ineligible to continue as a participant in the Plan after the Grant Date.

7.	Shareholder Rights

(a)Nonemployee Company Directors and Nonemployee Participating Company Directors shall not be deemed for any purpose to be or have rights as shareholders of the Company with respect to any shares of Common Stock except as and when such shares are issued and then in any event not earlier than the Grant Date. Except to the extent otherwise provided in Section 6(c)(iii) above, no adjustment shall be made for dividends or distributions or other rights for which the record date precedes the Grant Date.

(b)Subject to the provisions of Section 7(a) above, Nonemployee Company Directors and Nonemployee Participating Company Directors will have all rights of a shareholder with respect to Common Stock once issued as a Stock Payment on the Grant Date, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

8.	Adjustment for Changes in Capitalization
If the outstanding shares of Common Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, combination of shares, rights offering, distribution of assets or other distribution with respect to such shares of Common Stock or other securities or other change in the corporate structure or shares of Common Stock, the maximum number of shares and/or the kind of shares that may be issued under the Plan may be appropriately adjusted by the Committee. Any determination by the Committee as to any such adjustment will be final, binding, and conclusive. The maximum number of shares issuable under the Plan as a result of any such adjustment shall be rounded up to the nearest whole share.

9.	Continuation of Director or Other Status
Nothing in the Plan or in any instrument executed pursuant to the Plan or any action taken pursuant to the Plan shall be construed as creating or constituting evidence of any agreement or understanding, express or implied, that the Company or any other Participating Company, as the case may be, will retain a Nonemployee Company Director or Nonemployee Participating Company Director as a director or in any other capacity for any period of time or at a particular retainer or other rate of compensation, as conferring upon any director any legal or other right to continue as a director or in any other capacity, or as limiting, interfering with or otherwise affecting any right of the Company or a Participating Company or their respective shareholders may have to terminate a director in his or her capacity as a director or otherwise at any time for any reason, with or without cause, and without regard to the effect that such termination might have upon him or her as a participant under the Plan.

10.	Compliance with Government Regulations
Neither the Plan nor the Company shall be obligated to issue any shares of Common Stock pursuant to the Plan at any time unless and until all applicable requirements imposed by any federal and state securities and other laws, rules, and regulations, by any regulatory agencies or by any stock exchanges upon which the Common Stock may be listed have been fully met. As a condition precedent to any issuance of shares of Common Stock and delivery of notice of share ownership evidencing such shares pursuant to the Plan, the Board or the Committee may require a Nonemployee Company Director or Nonemployee Participating Company Director to take any such action and to make any such covenants, agreements and representations as the Board or the Committee, as the case may be, in its discretion deems necessary or advisable to ensure compliance with such requirements. The Company may elect, but shall in no event be obligated, to register the shares of Common Stock issuable under the Plan pursuant to the Securities Act of 1933, as now or hereafter amended, or to qualify or register such shares under any securities laws of any state upon their issuance under the Plan or at any time thereafter, or to take any other action in order to cause the issuance and delivery of such shares under the Plan or any subsequent offer, sale or other transfer of such shares to comply with any such law, regulation or requirement. Nonemployee Company Directors and Nonemployee Participating Company Directors are responsible for complying with all applicable federal and state securities and other laws, rules and regulations in connection with any offer, sale or other transfer by them of the shares of Common Stock issued under the Plan or any interest therein including, without limitation, compliance with the registration requirements of the Securities Act of 1933, as amended (unless an exemption therefrom is available), or with the provisions of Rule 144 promulgated thereunder, if available, or any successor provisions.

11.	Nontransferability of Rights
No Nonemployee Company Director or Nonemployee Participating Company Director shall have the right to assign the right to receive any Stock Payment or any other right or interest under the Plan, contingent or otherwise, or to cause or permit any encumbrance, pledge or charge of any nature to be imposed on any such right to receive any Stock Payment (prior to the issuance of a stock certificate or notice of share ownership evidencing such Stock Payment, which the Company shall endeavor to cause to occur on the Grant Date or as soon as practicable thereafter).

12.	Amendment and Termination of Plan

(a)The Board will have the power in its discretion, to amend, suspend or terminate the Plan at any time. No such amendment will, without approval of the shareholders of the Company:
(i)Change the class of persons eligible to receive Stock Payments under the Plan or otherwise modify the requirements as to eligibility for participation in the Plan; or

(ii)Increase the number of shares of Common Stock which may be issued under the Plan (except for adjustments as provided in Section 8 hereof).

(b)No amendment, suspension or termination of the Plan will, without the consent of the Nonemployee Company Director or Nonemployee Participating Company Director, alter, terminate, impair, or adversely affect any right or obligations under any Stock Payment previously granted under the Plan to such Participant, unless such amendment, suspension or termination is required by applicable law.

(c)Notwithstanding the foregoing, the Board may, without further action by the shareholders of the Company, amend the Plan or modify Stock Payments under the Plan (i) in response to changes in securities or other laws, or rules, regulations or regulatory interpretations thereof, applicable to the Plan, or (ii) to comply with stock exchange rules or requirements.

13.	Governing Law
The laws of the State of Hawaii shall govern and control the interpretation and application of the terms of the Plan.

14.	Effective Date and Duration of the Plan
The Plan was approved by the Board and became effective upon approval by the Shareholders of the Company at the 2011 Annual Meeting of Shareholders. Unless previously terminated by the Board, the Plan will terminate on February 14, 2029.